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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-60975 and 333-106616) and Form S-8 (File Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 33-56420, 33-53303, 333-51073, 333-93803, 333-93805, 333-47268, and 333-102321) of Mandalay Resort Group of our report dated January 21, 2003 relating to the financial statements of Elgin Riverboat Resort—Riverboat Casino as of December 31, 2002 and for the two years then ended, which appears in this Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2004.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
July 26, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM